Filed Pursuant To Rule 433

Registration No. 333-286293

April 1, 2025

X/Twitter Post:

Live Address: https://x.com/Grayscale/status/1907091132871499792

Tweet 1:

Today we filed a registration statement on Form S-3 to register shares of Grayscale Digital Large Cap Fund (ticker: $GDLC) under the Securities Act of 1933. This is another important step toward uplisting GDLC as an ETP. GDLC holds the top 5 crypto assets by market cap, #bitcoin #ethereum, $XRP, $SOL and $ADA.

See important disclosures: https://www.grayscale.com/crypto-products/grayscale-digital-large-cap-fund

We filed an S-3 for the *Grayscale Digital Large Cap Fund*

GRAYSCALE®

Tweet 2:

Investing involves risk, including possible loss of principal.

LinkedIn Post:

Live Address: https://www.linkedin.com/posts/grayscale-investments_today-we-filed-a-registration-statement-on-activity-7312856834040561665-aqLp?utm_source=share&utm_medium=member_desktop&rcm=ACoAACkN6nkB2Q51ullpVQJ629HWVF2aPZ9Yy8k

Today we filed a registration statement on Form S-3 to register shares of Grayscale Digital Large Cap Fund (ticker: GDLC) under the Securities Act of 1933. This is another important step toward uplisting GDLC as an ETP. GDLC holds the top 5 crypto assets by market cap, Bitcoin, Ethereum, XRP, SOL and ADA.

See important disclosures: https://www.grayscale.com/crypto-products/grayscale-digital-large-cap-fund

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Investing involves risk, including possible loss of principal. Holdings are subject to change.

Grayscale Digital Large Cap Fund LLC ("GDLC") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GDLC has filed with the SEC for more complete information about GDLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, GDLC or any authorized participant will arrange to send you the prospectus after filing if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, 290 Harbor Drive, Stamford, CT 06902.

Grayscale Digital Large Cap Fund LLC ("GDLC") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GDLC has filed with the SEC for more complete information about GDLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, GDLC or any authorized participant will arrange to send you the prospectus after filing if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, 290 Harbor Drive, Stamford, CT 06902.